UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNIQURE N.V.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

www.investorvote.com/QURE Step 1: Go to www.investorvote.com/QURE. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Online Go to www.investorvote.com/QURE or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice 049D7C Important Notice Regarding the Availability of Proxy Materials for the uniQure N.V. Annual General Meeting to be Held on June 10, 2026 Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual general meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2026 proxy statement and 2025 annual report are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 29, 2026 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. uniQure N.V. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. Votes submitted electronically must be received by June 9, 2026 at 9:59 P.M., Central European Summer Time.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.investorvote.com/QURE. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials uniQure N.V.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 29, 2026. uniQure N.V.’s Annual General Meeting of Shareholders will be held on Wednesday June 10, 2026 at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, at 9:00 A.M. Central European Summer Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Proposals 1-10 and 12-15, and 1 YEAR on Proposal 11: 1. Adoption of the 2025 Dutch statutory annual accounts for the fiscal year ended December 31, 2025. 2. Discharge of liability of the members of the Board for their management during the fiscal year ended December 31, 2025. 3. Reappointment of Madhavan Balachandran as non-executive director. 4. Reappointment of Jack Kaye as non-executive director. 5. Reappointment of Leonard Post, Ph.D. as non-executive director. 6. Designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares. 7. Designation of the Board as the competent body to exclude or limit preemptive rights upon the issuance of Ordinary Shares. 8. Reauthorization of the Board to repurchase Ordinary Shares. 9. Appointment of KPMG Accountants N.V. as external auditor of the Company for the fiscal year 2026. 10. Approval, on an advisory basis, of the compensation of the named executive officers of the Company. 11. Approval, on an advisory basis, of the frequency of advisory votes on the compensation of the named executive officers of the Company. 12. Resolution to adopt the Amendment and Restatement of the 2014 Share Incentive Plan. 13. Resolution to adopt the amendment to the Articles of Association to reflect Dutch large company regime. 14. Resolution to adopt the amendment to the Articles of Association to increase the authorized share capital and number of Ordinary Shares. 15. Resolution to adopt the amendment to the Articles of Association to include a federal forum selection provision. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Shareholder Meeting Notice